Smartbird, Inc.

Annual Meeting of Stockholders

September 30, 2026

Final Report of the Inspector of Election

            I, the undersigned, the duly appointed Inspector of Election at the Annual Meeting of Stockholders (the “Meeting”) of Smartbird, Inc., (the “Company”), held on September 30, 2026, hereby certify that:

1)    Before entering upon the discharge of my duties as Inspector of Election at the Meeting, I took and signed an Oath of Inspector of Election.

2)    The Meeting was held virtually at www.virtualshareholdermeeting.com/BIRD2026, pursuant to notice duly given.

3)    At the close of business on August 6, 2026, the record date for the determination of stockholders entitled to vote at the Meeting, there were 9,315,794 shares of the Company’s Class A Common Stock, each share being entitled to one vote, and 2,493,399 shares of Class B Common Stock outstanding, each share being entitled to ten votes, constituting all of the outstanding voting securities of the Company.

4)    At the Meeting, the holders of 27,999,639 votes of the voting power of the Company’s Common Stock are represented in person or by proxy constituting a quorum.

5)    The undersigned canvassed the votes of the stockholders cast by ballot or proxy on the matters presented at the Meeting.

6)    At the Meeting, the vote to elect two (2) Class II directors, was as follows:

	FOR	WITHHELD	BROKER NON-VOTE
Daniel Kasun	24,767,216	35,207	3,197,216
Elizabeth Mora	24,766,024	36,399	3,197,216

7)    At the Meeting, the vote to approve an amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares authorized for issuance under the plan, was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
18,378,187	946,000	5,478,236	3,197,216

8)     At the Meeting, the vote to approve the issuance of shares of the Company’s Class A Common Stock representing more than 19.99% upon the conversion of certain Convertible Notes, was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
24,725,914	72,874	3,635	3,197,216

9)     At the Meeting, the vote to ratify BPM LLP as Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, was as follows:

FOR	AGAINST	ABSTAIN
27,601,747	92,479	305,413

10)     At the Meeting, the vote to approve one or more adjournments of the Annual Meeting from time to time, if necessary, to solicit additional proxies in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the proposals presented at the meeting, was as follows:

FOR	AGAINST	ABSTAIN
26,605,116	1,352,622	41,901

IN WITNESS WHEREOF, I have made this Final Report and have hereunto set my hand this 30th day of September, 2026.

Inspector of Election

 /s/ Kathryn Wheadon

Kathryn Wheadon